UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

NAVIGANT CONSULTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12173	36-4094854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

(Address of principal executive offices including zip code)

(312) 573-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCI	New York Stock Exchange

Item 5.07.	Submission of Matters to a Vote of the Security Holders.

At the 2019 Annual Meeting of Shareholders of Navigant Consulting, Inc. (the “Company”) held on May 14, 2019, the Company’s shareholders voted on three proposals as set for the below. All director nominees were elected and all of the other proposals submitted to the Company’s shareholders were approved.

Proposal No. 1:	Election of directors:

	FOR	AGAINST	ABSTAIN	BROKER NON VOTES
Kevin M. Blakely	34,708,247	701,462	13,549	1,961,801
Cynthia A. Glassman	32,954,003	2,455,062	14,193	1,961,801
Julie M. Howard	33,690,624	1,673,084	59,550	1,961,801
Stephan A. James	34,423,044	985,356	14,858	1,961,801
Rudina Seseri	34,815,638	592,766	14,854	1,961,801
Michael L. Tipsord	34,696,924	711,476	14,858	1,961,801
Kathleen E. Walsh	34,981,526	426,877	14,855	1,961,801
Jeffrey W. Yingling	34,979,425	428,596	15,237	1,961,801
Randy H. Zwirn	34,711,124	696,609	15,525	1,961,801

Proposal No. 2:	Advisory approval of the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy materials:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,815,379	7,551,030	56,849	1,961,801

Proposal No. 3:	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019:

FOR	AGAINST	ABSTAIN
36,828,621	541,827	14,611

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: May 15, 2019	By:	/s/ Monica M. Weed
		Name:	Monica M. Weed
		Title:	Executive Vice President, General Counsel and Secretary